SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement ("Agreement") is made this 9th day of January, 2010 by and between AmeriServ Financial, which is meant to and shall include all of its subsidiaries, affiliates, and related organizations and their officers, directors, employees, trustees, agents, representatives, predecessors, successors and assigns, (hereinafter collectively referred to as "AmeriServ Financial"), and Ronald W. Virag. ("Employee").

Employee is currently employed by AmeriServ Financial as President and Chief Executive Officer of AmeriServ Financial Trust and Financial Services Company (“Trust Company”).  Employee and AmeriServ Financial have mutually decided to terminate their employment relationship.  Therefore, with the intent to be legally bound hereby, AmeriServ Financial and Employee agree as follows:

AGREEMENT

1.  Termination of Employment.  Except as set forth in this Agreement, Employee’s responsibilities and obligations to perform duties for AmeriServ Financial shall cease as of January 4, 2010 and Employee shall not be required or permitted to be present at AmeriServ Financial’s business offices or locations after January 4, 2010 except as otherwise provided in this Agreement.

2.  Consideration.

(a)  As consideration for entering into this Agreement, AmeriServ Financial agrees to continue Employee’s full salary and Employee’s benefits, except as provided below, from January 4, 2010 through and including September 3, 2010 (“Severance Period”).

(b)  Provided that Employee has not revoked his agreement to this Agreement as provided for in Section 19, such payments and benefit continuations shall begin eight days after Employee executes this Agreement or on AmeriServ Financial's first regularly scheduled payday after execution, whichever occurs later.

(c)  The foregoing payments will be net of any legally-required deductions as well as any deductions required to be made by Employee under AmeriServ Financial’s benefit plans and will be paid in accordance with AmeriServ Financial's general payroll procedures.

(d)  In further consideration for entering into this Agreement, Employee will continue to participate in AmeriServ Financial's health insurance plan (including dental at his current Cafeteria Plan level) through September 3, 2010.  Employee shall also have continued access to and participation in AmeriServ Financial's Employee Assistance Program, and may participate in AmeriServ Financial's pension and 401(k) profit sharing plans if required time frames are fulfilled under each of the plans’ provisions, during the Severance Period.

(e)  Employee acknowledges that the severance payments and continued benefits set forth above constitute consideration over and above anything of value that he would be entitled to, including severance pay, insurance continuation (including dental), extended participation in AmeriServ Financial's pension and 401(k) profit sharing plans, if required time frames are fulfilled under each of the Plans' provisions, during the Severance Period but for this Agreement.  Employee’s acceptance of the payments and benefits to be made hereunder is in full accord and satisfaction of all claims arising out of Employee’s employment with AmeriServ Financial, including, but not limited to, all claims for wages and benefits, e.g., salary, dental and life insurance coverage, except as provided herein.  Employee agrees that all benefits and incidents of his employment relationship with AmeriServ Financial ceased on January 4, 2010, except as set forth in this Agreement.  Specifically, Employee’s club membership(s) and assignment of a vehicle for use by AmeriServ Financial ceased as of January 4, 2010.

3. Duties During Severance Period.  During the Severance Period, Employee shall have no duties other than as specifically assigned to Employee by AmeriServ Financial’s President and Chief Executive Officer and any obligations Employee shall have pursuant to this Agreement, subject, however, to Employee's employment with another entity, travel or other commitments.  Employee shall make every effort to carry out the duties referred to herein that are specifically assigned in the time limit prescribed.  However, if Employee has a conflict, he shall immediately notify the AmeriServ President and CEO and resolve any conflict(s) within a reasonable timeframe that is mutually agreeable.  Employee will be reimbursed for any travel, lodging or out-of-pocket expenses encountered in conjunction with the duties referred to herein.

4. Release.  In consideration of this Agreement, Employee hereby fully and finally releases and discharges, AmeriServ Financial, its/their shareholders, investors, predecessors, subsidiaries, and affiliated companies, and its/their respective successors and assigns of and from any and all manner of actions, causes of action, dues, accounts, bonds, covenants, contracts, agreements, and compensation, whether in law or in equity, in contract or in tort, under statute or common law, whether now known or unknown, which Employee ever had, now has, or hereafter may have, or which his heirs, executors, or administrators hereafter may have by reason of any matter, cause, or thing whatsoever arising out of Employee’s employment relationship from the beginning of Employee’s employment to the termination of Employee’s employment relationship with AmeriServ Financial, as of the date of his execution of this Agreement.  This Release includes, but is not limited to, any and all claims under the Pennsylvania Human Relations Act, 43 Pa. C.S.A. § § 951 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § § 2000 et seq., the Age Discrimination in Employment Act, as amended, 29 U.S.C. § § 601 et seq. (“ADEA”), the Americans with Disabilities Act, 42 U.S.C. § § 12101 et seq., the Family Medical Leave Act of 1993, 29 U.S. §§ 2601 et seq., and the Pennsylvania Wage Payment and Collection Law, 43 P.S. §§ 260.1  et seq.  In addition, Employee also releases and waives any right to or claim for any and all attorneys’ fees, including litigation expenses and costs which Employee or his counsel may claim under any statute, regulation, or in common law, including, but not limited to those set forth in this paragraph.  This Agreement shall not bar Employee from filing a charge of employment discrimination with the United States Equal Employment Opportunity Commission or any similar state or local administrative agency, however Employee disclaims any right to receive legal or equitable relief from AmeriServ Financial as the result of filing such a charge.

3.  Payment of Costs.  If a court determines that Employee has violated this Agreement by filing a claim, suing AmeriServ Financial or violating the covenants established in Section 8 of this Agreement, Employee agrees to pay all costs and expenses of defending against such claims incurred by AmeriServ Financial in prosecuting any counterclaim or cross claim based on this Agreement, including reasonable attorneys' fees and all other costs and expenses associated therewith.

4.  Waiver of Relief.  This Agreement encompasses any relief, no matter how called, whether now apparent or yet to be discovered, including but not limited to, wages, front pay, back pay, compensatory damages, punitive damages, damages for pain, suffering, mental anguish and loss of enjoyment of life, and costs and attorneys' fees. Further, Employee agrees that he will not be entitled to any benefit from any claim or proceeding filed on his behalf with any agency or court; provided, however, Employee may commence an action to assert that the release of Employee’s Age Discrimination in Employment Act claim was not knowing and voluntary and to enforce this Agreement and seek damages and equitable relief.

5.  No Admission of Liability.  Execution of this Agreement and payment of severance compensation and benefits as provided above, does not constitute an admission by AmeriServ Financial of any violation of any civil rights or other employment discrimination statute, or any other legal provision, regulation, ordinance, order or action under common law.

6.  Non-Competition and Non-Solicitation.

(a)  Through and including January 4, 2013, Employee agrees and covenants that Employee shall not in any way, for Employee’s own account, or for the account of any person, firm, corporation, or organization, become engaged, directly or indirectly, either as an agent, employee, consultant, partner, officer, director, stockholder, proprietor, owner or otherwise of any person, firm, corporation or organization engaged in direct competition with AmeriServ Financial.

(b)  Through and including January 4, 2013, Employee agrees and covenants that Employee shall not directly or indirectly try to solicit or entice any individual who is, at that time, an employee of AmeriServ Financial or of any affiliate or subsidiary of AmeriServ Financial, whom Employees know to be such an affiliate, to leave employment with AmeriServ Financial or such affiliate or subsidiary.

(c)  Because of the nature and scope of AmeriServ Financial’s operations, Employee acknowledges that the scope of the foregoing restrictions as set forth in the preceding subparagraphs  (a) and (b) are fair and reasonable and that such restrictions are intended solely to protect the legitimate interests of AmeriServ Financial and such restrictions are not intended nor will they prevent Employee from earning a livelihood.

(d)  Employee agrees that money damages would not be a sufficient remedy for any breach of the non-competition and non-solicitation provisions of this Agreement by Employee and that, in addition to all other remedies available at law or in equity, AmeriServ Financial shall be entitled to specific performance and to injunctive or other equitable relief as a remedy for any such breach.  Employee agrees not to oppose the granting of such relief and to waive any requirement for the securing or posting of any bond in connection with such remedy.  Employee further agrees that if AmeriServ Financial prevails in any suit or action under this Agreement, Employee shall reimburse AmeriServ Financial for its expenses incurred in connection with such suit or action, including without limitation, its attorneys' fees and costs.

7.  No Contact.  Employee agrees that through and including January 4, 2013, or for a lesser period of time if so established in writing by the President and Chief Executive Officer of AmeriServ Financial, Employee will not contact any employee of AmeriServ Trust & Financial Services Company except:  in a strictly social, non-business context wherein no AmeriServ business will be discussed;  or as directed by the AmeriServ Financial President and CEO as provided in Paragraph 3 hereinabove.  Employee further agrees that following January 4, 2010, he will not enter any business location or facility under the control of AmeriServ Financial except for commercial purposes.  This section, however, is not intended to preclude employees, former employees, customers or former customers of AmeriServ Financial from contacting Employee so long as there is no discussion of AmeriServ Financial’s business or to prevent a current employee of AmeriServ Trust and Financial Services Company, who has been duly authorized, to contact Employee to seek information or assistance related to business matters from the Employee.

8.  Non-Disparagement and Confidentiality.  Employee agrees that he will not in any way disparage or make negative comments regarding AmeriServ Financial to any future employer, or any other person or persons.  Employee agrees to keep confidential and to not disclose to any person (other than members of his immediate family, accountant and attorney) the terms and fact of this Agreement.  Employee agrees not to disclose or divulge, directly or indirectly, any business secret, special method, or other confidential or proprietary information of AmeriServ Financial to any person, firm, partnership, venture or corporation, except as required by Subpoena or Judicial Order.

Ameriserv Financial agrees that it will not in any way disparage or make negative comments regarding Employee to any potential or actual employer of Employee, or any other person or persons.  AmeriServ Financial agrees to keep confidential and to not disclose to any person, other than employees and agents of AmeriServ Financial with a business need to know same, the terms and fact of this Agreement.

In furtherance of the terms of this Agreement, the parties acknowledge that the provisions of the Agreement are a material factor in their agreement to the terms of this Agreement, and that a breach of the provisions, including, but not limited to the Non-Disparagement and Confidentiality provision set forth in this section, the Non-Competition and Non-Solicitation Provisions set forth in Section 8 of this Agreement, or any other provision set forth in this Agreement, would cause the party against whom the breach is made irreparable harm despite the inability or difficulty in establishing the actual damages, and therefore, the Parties  agree that, in the event of a breach of this Agreement, the provisions of this Agreement shall be enforceable in equity, and the parties shall be entitled to the right to obtain a temporary injunction to preclude the ongoing breach of this Agreement, pending a hearing on any action to obtain a permanent injunction, as well as any hearing seeking damages for the breach of this Agreement, and further, should AmeriServ Financial prevail in establishing that a breach occurred by Employee, then and in such case, Employee shall, in addition to actual damages, and the aforesaid injunctive relief, be liable to reimburse AmeriServ Financial for all Severance Payments to Employee, and further, Employee is responsible to pay AmeriServ Financial counsel fees and costs incurred by AmeriServ Financial in obtaining and enforcing the benefits of this Agreement.  Alternatively, should Employee prevail in establishing that a breach occurred by AmeriServ Financial, then and in such case, AmeriServ Financial shall, in addition to actual damages, and the aforesaid injunctive relief, be liable to reimburse to pay Employee’s counsel fees and costs incurred by Employee in obtaining and enforcing the benefits of this Agreement.

9.  Cooperation.  Employee agrees to provide full, complete, and truthful cooperation and assistance to AmeriServ Financial during the Severance Period concerning matters in which Employee was involved or has knowledge as a result of his employment by AmeriServ Financial.  Additionally, during and after the Severance Period, Employee agrees to reasonably assist and cooperate with Company and Company’s lawyers, consultants or other persons Company may designate in the investigation, defense and/or resolution of any potential, asserted or threatened litigation, administrative proceeding or investigation against or relating to the Company concerning matters in which Employee was involved or has knowledge as a result of his employment by AmeriServ Financial.   Such cooperation shall include, but not be limited to, appearing for and truthfully participating in, upon reasonable notice, interviews, discussions, telephone conferences, depositions, court appearances, and such other matters in which Employee’s cooperation is reasonably required.  AmeriServ Financial agrees to reimburse Employee for all reasonable accommodations, loss of wages and other costs related thereto.

10.  Indemnification.  If Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each a “Proceeding”), by reason of the fact that Employee served in the capacity of an officer of AmeriServ Financial (or, served in the capacity of an officer of another entity, at the request of AmeriServ Financial) during his employment with AmeriServ Financial, then AmeriServ Financial shall indemnify, hold harmless and defend Employee against all liabilities, losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, and amounts paid in settlement (“Losses”), as are actually and reasonably incurred by Employee; provided, however, that (a) AmeriServ Financial shall control the defense and resolution of any matter for which Employee is to be indemnified, (b) AmeriServ Financial shall not be obligated to indemnify Employee for any Losses which arise out of or relate to any act or omission by Employee that constitutes intentional or knowing misconduct, gross negligence or a failure to act in good faith, and (c) Employee shall not be entitled to indemnification pursuant to this Section 12 in connection with any Proceeding initiated by Employee against AmeriServ Financial or any shareholder, employee, manager or officer of AmeriServ Financial or any of its respective direct or indirect subsidiaries.  If both Employee and AmeriServ Financial are made a party to the same third party action, complaint, suit or proceeding, AmeriServ Financial agrees to engage counsel for Employee, or Employee may use the same counsel as AmeriServ Financial, as required by applicable rules regarding conflict of interest of retained counsel.

11.  Return of AmeriServ Financial Property.  On January 4, 2010, or at such later date to be established in the discretion of AmeriServ Financial, Employee has or agrees to return to AmeriServ Financial all AmeriServ Financial property in his possession, including keys, identification badges, computers, mobile communication devices, passwords or other computer related identifications and any AmeriServ Financial documents and copies thereof.

12.  Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties and supersedes all prior negotiations, understandings and agreements, proposed or otherwise, written or oral, concerning the subject matters of this Agreement.  Furthermore, no modification of this Agreement shall be binding unless in writing signed by each of the parties to this Agreement.

13.  Headings.  All titles and headings in this Agreement are intended solely for convenience of reference and shall in no way limit or otherwise affect the interpretation of any of the provisions of this Agreement.

14.  Severability.  Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, including the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.  It is understood and agreed, however, that AmeriServ and Employee shall first use their best efforts to negotiate in good faith an enforceable general release.

15.  Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to the principles or provision of conflicts of laws.

16.  Judicial Enforcement.  Ten (10) days before any party to this Agreement institutes any action to enforce the rights set forth in this Agreement, written notice of the intention to sue shall be given by certified mail by said party to the other party.  During the above-mentioned ten (10) day period, the parties to this Agreement will make a reasonable effort to amicably resolve any disagreement that has arisen between them.

17.  OLDER WORKERS BENEFIT PROTECTION ACT.  AS PROVIDED IN THE OLDER WORKERS BENEFIT PROTECTION ACT, EMPLOYEE ACKNOWLEDGES AND UNDERSTANDS THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF HIS CHOICE PRIOR TO SIGNING THIS AGREEMENT.  EMPLOYEE FURTHER UNDERSTANDS AND AGREES THAT HE HAS BEEN GIVEN A PERIOD OF TWENTY-ONE (21) DAYS IN WHICH TO REVIEW AND TO CONSIDER WHETHER TO SIGN THIS AGREEMENT BUT THAT EMPLOYEE MAY, IN HIS DISCRETION, EXECUTE THIS AGREEMENT BEFORE THE EXPIRATION OF SAID TWENTY-ONE (21) DAY CONSIDERATION PERIOD.

IT IS FURTHER UNDERSTOOD THAT EMPLOYEE SHALL BE ENTITLED TO REVOKE OR CANCEL HIS ACCEPTANCE OF THIS AGREEMENT DURING THE SEVEN (7) DAY PERIOD FOLLOWING HIS DELIVERY OF A SIGNED COPY OF THIS AGREEMENT TO JACK W. BABICH, CHIEF HUMAN RELATIONS OFFICER OF AMERISERV FINANCIAL.  EMPLOYEE AGREES TO COMMUNICATE ANY SUCH NOTICE OF REVOCATION OR CANCELLATION BY WRITTEN NOTICE, SENT BY HIM OR HIS LEGAL COUNSEL TO MR. BABICH.

BY EXECUTING THIS AGREEMENT, EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THE FOREGOING AGREEMENT AND ALL OF ITS PROVISIONS AND HAS HAD THE BENEFIT OF COUNSEL WITH RESPECT TO THIS SEPARATION AGREEMENT AND RELEASE AND ITS CONTENTS, HAS HAD THE OPPORTUNITY TO CONSIDER THIS AGREEMENT, UNDERSTAND THIS AGREEMENT, DISCUSS THIS AGREEMENT WITH LEGAL COUNSEL, AND RELY UPON COUNSEL’S ADVICE, AND REVIEW ALL OF ITS TERMS WHICH HAVE BEEN FULLY EXPLAINED AND MADE KNOWN TO HIM, AND THAT HE IS SIGNING THIS AGREEMENT AS HIS FREE ACT AND DEED, AND THAT HE IS ACCEPTING VOLUNTARILY ALL TERMS OF THIS SEPARATION AGREEMENT AND RELEASE.

By signing this Agreement, the parties to this Agreement acknowledge that they understand this Agreement and enter into it voluntarily, that this is a complete settlement and release agreement and that there are no written or oral understandings or agreements that are not set forth herein.

IN WITNESS WHEREOF, the aforesaid parties have hereunto set their hands and seals as of the date and year above written.

AMERISERV FINANCIAL, INC. By /s/Jack W. Babich Jack W. Babich	EMPLOYEE /s/Ronald W. Virag Ronald W. Virag

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